CourageousInnovation Q2 2022 Update August2022 NASDAQ:OCGN

Cautionary Note on Forward-Looking Statements 2 This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the potential for NeoCart® (autologous chondrocyte-derived neocartilage), if approved, to provide an innovative new option for the repair of full-thickness lesions of the knee cartilage in adults, as well as Ocugen’s intention to begin dosing in Cohort 2 of the OCU400 clinical trial this month. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this presentation speak only as of the date of this presentation. Except as required by law, we assume no obligation to update forward-looking statements contained in this presentation whether as a result of new information, future events, or otherwise, after the date of this presentation.

We’re Here to Make an Impact Through CourageousInnovation 3

Path Forward for COVAXIN™ (BBV152)

Phase 2/3 **immuno-bridging and broadening** clinical trial, OCU-002, for COVAXIN™ is currently dosing subjects

Positive and compelling COVAXIN™ data published in the ***Lancet Infectious Diseases*** and ***Nature Scientific Reports***

Pre-commercialization efforts continue in Mexico:

- Emergency Use Authorization granted in Mexico
- An application for the use of COVAXIN™ in children ages 2-18 is still under review by regulatory authorities in Mexico

Lancet Infectious Diseases (Phase 2/3 Pediatric)

- 526 children enrolled
- 2-doses; 6 µg; 28 days apart
- Well tolerated and immunogenic
- Induced higher neutralizing antibody responses compared to adults

Booster Study (Adult)

- COVAXIN™ provides durable immunity against variants of concern
- Persistence of humoral and cell mediated immunity up to 12 months of vaccination
- No serious adverse events observed

ocugen

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Progress with Gene Therapy/Biological Programs (Ophthalmology) Dosing on track in Phase 1/2 clinical trial studying OCU400 gene therapy for the treatment of retinitis pigmentosa resulting from genetic mutations of NR2E3 and RHO Data and Safety Monitoring Board (DSMB) recommends proceeding to Cohort 2 based on safety data from Cohort 1 in OCU400. The Company expects to begin dosing in Cohort 2 this month. Company aims to initiate IND-enabling studies for OCU410 gene therapy to support a future Phase 1/2 clinical trial in 2023 Expanded patent portfolio with the issuance of another gene therapy patent Conducting IND-enabling study to support Phase 1/2a clinical trial for OCU200 (biological) next year 5

Introducing NeoCart®, Ocugen’s Expansion into Restorative Cell Therapy NeoCart® is a phase 3-ready cell therapy platform technology being developed for the repair of full-thickness lesions of the knee cartilage in adults FDA granted RMAT designation to NeoCart®, which helps accelerate the timeline for market approval Ocugen working with the FDA to finalize the Phase 3 clinical trial protocol necessary to advance development of NeoCart® 6

FinancialUpdate 7

Financial Update Statement of Operations Three months ended June 30, 2022 2021 Research and development expense $9.0 $18.9 General and administrative expense 10.6 6.8 Other income (expense), net 0.1 (0.3) Net loss $(19.5) $(26.0) Net loss per share of common stock — basic and diluted $(0.09) $(0.13) Balance Sheet Data June 30, 2022 December 31, 2021 Cash, cash equivalents, and restricted cash $115.0 $95.1 Debt $1.8 $1.7 Shares outstanding 216.1 199.4 Unaudited; in millions, except per share amounts 8

Questions & Answers 9

August 2022 NASDAQ:OCGN Thankyou!